As filed with the Securities and Exchange Commission on November 3, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Genaera Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3445668
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5110 Campus Drive

Plymouth Meeting, PA 19462

(610) 941-4020

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

John A. Skolas

Executive Vice President and Chief Financial Officer

Genaera Corporation

5110 Campus Drive

Plymouth Meeting, PA 19462

(610) 941-4020

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

James A. Lebovitz, Esquire

Dechert LLP

4000 Bell Atlantic Tower, 1717 Arch Street

Philadelphia, PA 19103-2793

(215) 994-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-73798

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (1) (2)	Amount Of Registration Fee(4)
Common Stock, par value $.002 per share (3)
Preferred Stock (3)	$2,700,000	$342.09
Warrants to purchase common stock and preferred stock

(1)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II (D) to Form S-3. In no event will the aggregate initial offering price of the securities registered hereby exceed $2,700,000. This Registration Statement also includes any securities issuable pursuant to Rule 416(a) under the Securities Act of 1933, as amended, by reason of stock splits, stock dividends or similar anti-dilution provisions.
(2)	Estimated solely for the purpose of calculating the amount of registration fee in accordance with Rule 457(o).
(3)	In addition to the common stock and preferred stock being registered hereunder, there also are being registered hereunder an indeterminate number of shares of common stock or preferred stock, as the case may be, as may be issued from time to time at indeterminate prices upon conversion or exchange of any preferred stock registered hereunder and upon exercise of any warrants registered hereunder.
(4)	A registration fee of $12,500 was paid on November 20, 2001 in connection with the registration of up to $50,000,000 aggregate amount of securities pursuant to the registrant’s registration statement on Form S-3 (File No. 333-73798). The registrant certifies to the Securities and Exchange Commission (the “Commission”) that it has instructed its bank to pay to the Commission the filing fee of $342.09 for the additional securities being registered hereby by wire transfer as soon as practicable (but in no event later than the close of business on November 3, 2004).

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement relates to the Registration Statement on Form S-3, Securities and Exchange Commission File No. 333-73798 (the “Prior Registration Statement”), and is filed solely to increase the dollar amount of securities registered under the Prior Registration Statement by $2,700,000. The contents of the Prior Registration Statement are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plymouth Meeting, Pennsylvania, on November 3, 2004.

GENAERA CORPORATION

By:	/s/ Roy C. Levitt, M.D.
Roy C. Levitt, M.D.
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Roy C. Levitt, M.D.	President and Chief Executive Officer and Director (Principal Executive Officer)	November 3, 2004
Roy C. Levitt, M.D.

/s/ John A. Skolas	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 3, 2004
John A. Skolas

*	Director	November 3, 2004
R. Frank Ecock

*	Director	November 3, 2004
Zola P. Horovitz, Ph.D.

	Director	November , 2004
Osagie O. Imasogie

*	Director	November 3, 2004
Robert F. Shapiro

*	Director	November 3, 2004
James B. Wyngaarden, M.D.

*By:	/s/ Roy C. Levitt, M.D.
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Document
5.1	Opinion of Dechert LLP.

23.1	Consent of Dechert LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Powers of Attorney (incorporated by reference from the Registration Statement on Form S-3 of Genaera Corporation (File No. 333-73798)).